Exhibit 99.13e

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-253698) on Form N-2 of Aberdeen Income Credit Strategies Fund of our report dated December 28, 2021, with respect to the financial statements and financial highlights, which appear in this Form N-CSR/A.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 25, 2022